Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas
Chief Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

FOURTH QUARTER AND CALENDAR YEAR 2021 RESULTS

LINCOLN, Nebraska (February 8, 2022) — National Research Corporation (NASDAQ:NRC) today announced results for the fourth quarter of 2021.

Q4 2021 financial results compared to Q4 2020:

●	Revenue increased 10% to $38.3 million
●	Operating Income increased 26% to $12.9 million
●	Operating Income margin increased to 34% of revenue, up from 29%

Calendar year 2021 results compared to 2020:

●	Revenue increased 11% to $148.0 million
●	Operating Income increased 18% to $50.3 million
●	Operating Income margin increased to 34% of revenue, up from 32%

In commenting on events at year-end, Michael Hays, Chief Executive Officer, said “I’m pleased to announce the launch of NRC’s Health’s Human Understanding Program as a major extension to our offerings. Our Human Understanding Program enables health systems to deliver personalized care at scale, resulting in each patient being treated as a unique person, a long sought-after outcome. As part of the Program’s launch, we benchmarked the extent to which care is being personalized at every major healthcare organization in the 200 largest U.S. markets. This study documented patients being treated as unique reported an amazingly high Net Promotor Score of 82, while patients not treated as such resulted in an extremely low Net Promotor Score of negative 50.”

In closing, Mr. Hays offered an invitation to join the upcoming earnings call to learn more about the Human Understanding Program’s launch.

Regarding the Company’s fourth quarter financial performance, Kevin Karas, Chief Financial Officer, said, “We are pleased with our solid fourth-quarter results and the continuation of our strong performance for this year. Our growth strategy continues to focus on organic growth levers of increasing revenue from our core offerings, including our new Human Understanding Program, within our existing client base, as well as adding new clients to increase market share. As a result, we continued to achieve double-digit revenue and operating income growth rates, as well as continued margin expansion. We also utilized our strong cash flow from operations to continue our quarterly dividend and fund share repurchases in the fourth quarter.”

NRC Announces Fourth Quarter 2021 Results

February 8, 2022

Revenue for the quarter ended December 31, 2021, was $38.3 million, compared to $34.8 million for the same quarter in 2020. Net income for the quarter ended December 31, 2021, was $9.6 million, compared to $8.2 million for the quarter ended December 31, 2020.

Diluted earnings per share increased to $0.38 for the quarter ended December 31, 2021, from diluted earnings per share of $0.32 for the quarter ended December 31, 2020.

For calendar year 2021, revenue increased by 11% to $148.0 million, compared to $133.3 million in 2020. Operating income in 2021 increased by 18%, from $42.7 million in 2020 to $50.3 million in 2021. Diluted earnings per share increased to $1.46 for the year ended December 31, 2021, from diluted earnings per share of $1.45 for the year ended December 31, 2020.

Cash Flow from Operations was $46.3 million up from $40.6 million, leaving us with a Net Cash position (Cash minus Notes Payable) of $27.8 million, up from $4.1 million at year end 2020.

A live simulcast of National Research Corporation’s 2021 fourth quarter and year-end conference call will be available online at https://events.q4inc.com/attendee/203117621 on February 9, 2022, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For more than 40 years, National Research Corporation has been a leading provider of analytics and insights that facilitate measurement and improvement to increase patient engagement and customer loyalty for healthcare providers, payers and other healthcare organizations in the United States and Canada. Our purpose is to enable human understanding by helping our clients to understand what matters most to each person that they serve.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020 and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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NRC Announces Fourth Quarter 2021 Results

February 8, 2022

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020

Revenue	$38,298	$34,774	$147,954	$133,277
Insurance Recoveries	-	-	-	533

Operating expenses:
Direct expenses	14,167	12,818	52,350	49,187
Selling, general and administrative	9,901	8,887	38,960	34,441
Depreciation and amortization	1,357	2,882	6,374	7,505
Total operating expenses	25,425	24,587	97,684	91,133

Operating income	12,873	10,187	50,270	42,677

Other income (expense):
Interest income	4	3	14	18
Interest expense	(399)	(447)	(1,667)	(1,813)
Other, net	13	131	4	585

Total other expense	(382)	(313)	(1,649)	(1,210)

Income before income taxes	12,491	9,874	48,621	41,467

Provision for income taxes	2,858	1,662	11,155	4,207

Net income	$9,633	$8,212	$37,466	$37,260

Earnings Per Share of Common Stock:

Basic Earnings Per Share	$0.38	$0.32	$1.47	$1.48
Diluted Earnings Per Share	$0.38	$0.32	$1.46	$1.45

Weighted average shares and share equivalents outstanding
Basic	25,419	25,337	25,422	25,170
Diluted	25,597	25,684	25,640	25,696

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NRC Announces Fourth Quarter 2021 Results

February 8, 2022

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts and par value)

	December 31, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$54,361	$34,690
Accounts receivable, net	13,728	13,923
Income taxes receivable	752	1,235
Other current assets	4,866	4,264
Total current assets	73,707	54,112

Property and equipment, net	12,391	11,726
Goodwill	61,614	57,255
Other, net	9,828	10,330
Total assets	$157,540	$133,423

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net unamortized debt issuance costs	$4,278	$4,061
Accounts payable and accrued expenses	7,393	4,279
Accrued compensation	7,139	6,460
Deferred revenue	17,213	15,585
Other current liabilities	1,321	1,296
Dividends payable	3,044	--
Total current liabilities	40,388	31,681

Notes payable, net of current portion and unamortized debt issuance costs	22,269	26,547
Other non-current liabilities	9,546	10,880
Total liabilities	72,203	69,108

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 110,000,0000 shares in 2021 and 60,000,000 shares in 2020, issued 30,898,600 in 2021 and 30,775,154 in 2020, outstanding 25,361,409 in 2021 and 25,390,968 in 2020	31	31
Additional paid-in capital	173,942	171,785
Retained earnings (accumulated deficit)	(36,112)	(61,375)
Accumulated other comprehensive loss, foreign currency translation adjustment	(2,375)	(2,399)
Treasury stock	(50,149)	(43,727)
Total shareholders’ equity	85,337	64,315
Total liabilities and shareholders’ equity	$157,540	$133,423

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